QUITCLAIM DEED AND ROYALTY AGREEMENT

THIS QUIT CLAIM DEED AND ROYALTY AGREEMENT (this "**Agreement**") is made effective as of October 30, 2007 between HYDE PARK URANIUM INC., a Nevada corporation ("**Grantee**") whose address is 1978 Vine Street, Suite 502, Vancouver, British Columbia V6K 4S1, and PIKES PEAK RESOURCES INC., a Canadian limited liability company ("**PPR**") whose address is Suite 880, 609 Granville Street, Vancouver, BC V7Y 1G5. PPR and Grantee are sometimes referred to individually in this Agreement as "**Party**" and collectively as "**Parties**."

WITNESSETH:

For and in consideration of good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

1. PPR does by these presents hereby remise, release and forever quitclaim unto Grantee, and to its successors and permitted assigns, forever, all right, title, estate and interest of PPR in and to all those certain unpatented mining claims described in Exhibit A attached hereto and by this reference made a part hereof ("**Property**"), subject to the agreement and reservation of production royalties set forth below.

2. PPR hereby reserves unto itself, its successors and assigns forever, and Grantee agrees to pay to PPR, a perpetual production royalty of TWO percent of Net Returns Production Royalty from the sale or other disposition of "**Subject Minerals**" produced and sold from the Property (hereafter, the "**Production Royalty**"), determined in accordance with the provisions set forth in this Section 2:

   a. Definitions. The following terms when initially capitalized will have the following definitions:

      (1) "**Sales Price**" has the definition contained in Paragraph 4 of this Agreement.

      (2) "**Allowable Deductions**" has the definition contained in Paragraph 4.c of this Agreement.

      (3) "**Net Returns**" means an amount determined by subtracting Allowable Deductions from the Sales Price;

      (4) "**Subject Minerals**" means minerals and materials of every kind and character whatsoever, and all deposits of all such materials and minerals, in, upon and under the Property. Subject Minerals does not include any oil, gas, associated liquid hydrocarbons or coal, but does include, without limit, all uranium, vanadium, and other fissionable source materials.

(5) **"Yellowcake"** means U3O8 concentrate, any chemical compound from which U3O8 concentrate can be derived, or equivalent pounds of U3O8 in a pregnant solution (**"Equivalent Pounds"**).

3. Computation of Production Royalty. When Subject Minerals are mined from the Property and sold by Grantee, Grantee will calculate the Production Royalty due PPR as follows:

(1) The Sales Price shall be determined as set forth in Paragraph 4 of this Agreement,

(2) Allowable Deductions will be calculated and subtracted from the Sales Price to determine Net Returns, and

(3) Net Returns will be multiplied by TWO percent to determine the PPR's Production Royalty.

FOR EXAMPLE:

Assume a Sales Price of Yellowcake:	$100,000
Assume Allowable Deductions of:	10,000
Net Return from the sale then equals:	90,000
Production Royalty of 2% equals:	1,800

4. Sales Price. **"Sales Price"** has the following meanings with regard to particular types of Subject Minerals:

a. When Yellowcake is produced by an in situ or heap leaching process, then the Sales Price shall be the actual proceeds received by Grantee from the sale of the Yellowcake. If product is not sold as Yellowcake, but rather a pregnant solution is provided to a purchaser, the Sales Price shall be established by determining the number of Equivalent Pounds of Yellowcake contained in the pregnant solution. The number of Equivalent Pounds shall be determined in accordance with standard analytical procedures in the uranium processing industry. If more than one sale of Yellowcake is made during any calendar quarter, then, for the purpose of calculating Production Royalty, the average price received by Grantee from such sales shall be deemed to be the Sales Price for that quarter.

(1) If after milling or beneficiation, Yellowcake is delivered for further processing to a smelter or other processing facility owned or controlled by Grantee, or which processes the concentrate for Grantee on a toll basis, the concentrate shall be deemed sold, for royalty purposes, when it is delivered to the smelter or facility. In such event, Grantee will be deemed to have received, as the Sales Price for the Yellowcake, a sum equal to the fair market value thereof, as determined by TradeTech, LLC's Long Term Price at the time it was delivered for further processing, less deductions for Allowable Deductions. In the event that TradeTech, LLC's Long

Term Price no longer exists, then PPR shall be paid upon another, similar price indicator that is also widely recognized and accepted by the uranium industry.

(2) With respect to uranium-bearing and non-uranium-bearing material, all weights for purposes of this Agreement will be dry weights for the average price per pound of Yellowcake or other Subject Minerals received by Grantee from the sales of Yellowcake or other Subject Minerals produced during the calendar quarter in which the product is removed from the Property for processing or beneficiating and sold.

b. In all cases, Sales Price means the net proceeds actually paid to Grantee, or finally credited to Grantee in exchange for Subject Minerals. That is, for ores mined by Grantee from the Property that are not processed or beneficiated for the recovery of uranium, but are milled for the recovery of contained base or precious metals, then the value, for purposes of calculating Production Royalty, will be deemed to be the net purchase price received by Grantee from the smelter or other purchaser, for the concentrate, after the deduction of Allowable Deductions.

c. Allowable Deductions. For Yellowcake and ores that are not Uranium-bearing, **"Allowable Deductions"** shall mean transportation costs to the point of sale and deductions made by the purchaser for sampling, assaying, penalties and treatment, plus other deductions as more specifically described in Subsections (1) and (5) below. For Uranium-bearing ores, **"Allowable Deductions"** shall mean and include all costs, expenses and charges that are either paid or incurred by Grantee after Yellowcake has been produced for or in connection with additional mineral concentration, treatment, smelting, refining or other beneficiation processes or procedures (whether or not currently known) which are undertaken off of the Property including, without limitation:

(1) costs or expenses paid or incurred for or in connection with penalties or other processor deductions or for sampling and assaying fees charged by an umpire,

(2) all costs, expenses and charges of any nature whatsoever that are either paid or incurred by Grantee for or in connection with the transportation of Subject Minerals away from the Property (f.o.b. the Property and including shipping, freight, transaction taxes, handling, port, demurrage, security, delay and forwarding expenses) to a mill, smelter, refinery or other place or places of treatment, storage or sale,

(3) all costs, expenses and charges of any nature whatsoever that are either paid or incurred by Grantee for or in connection with insurance, storage, representation at a refinery, consignment sale or sales brokerage costs or fees, or tolling or refining charges or fees,

(4) all sales, use, severance, net proceeds of mine, excise and any other taxes except income tax which is paid or incurred by Grantee and which is levied on, measured by or applicable to mineral production, and

(5) any production royalties, production taxes, severance taxes and sales, privilege and other taxes paid to the United States that are measured by or based upon production or the value of Subject Minerals produced from the Property.

d. Treatment and Sale. Grantee shall have the right (but not the obligation) to concentrate, mill, smelt, refine, upgrade or otherwise process or beneficiate Subject Minerals mined from the Property, at locations on or off the Property. In the event that Subject Minerals are concentrated or milled, smelted, refined, upgraded or otherwise processed or beneficiated in facilities owned or controlled by Grantee, then Allowable Deductions shall not exceed Allowable Deductions that would have been paid or incurred by Grantee if the facilities were owned or controlled by an independent party. No Production Royalty shall be payable to PPR for or with respect to reasonable quantities of Subject Minerals that are not sold by Grantee but are used by Grantee for assaying, treatment amenability, metallurgical or other analytical processes or procedures.

e. Commingling. Grantee shall have the right to mix or commingle, at any location and either underground or at the surface, any Subject Minerals mined from the Property with any ores, metals, minerals, or mineral products mined from other lands, provided that Grantee shall determine the weight or volume of, sample and analyze all such Subject Minerals, ores, metals, minerals and mineral products before they are mixed or commingled. Any such determination of weight or volume, sampling and analysis shall be made in accordance with sound and generally accepted sampling and analytic practices and procedures. The weight or volume and the analysis so derived shall be used as the basis of allocation of Royalties payable to PPR in accordance with this Agreement in the event of a sale by Grantee of any materials so mixed or commingled.

f. Statements and Payments. Each Royalty payment shall be made by wire transfer to an account for the credit of PPR at a bank designated by PPR or a single check made payable to a person designated in writing by PPR as the payee for purposes of payments due to PPR under this Agreement. Each payment shall be made by Grantee's check mailed or delivered as above within THIRTY days after the calendar quarter in which Grantee receives payment of the purchase price for ores, leachates, solutions or concentrates sold by it and for which the Royalty is payable according to this Agreement. If concentrates are retained by Grantee for further processing by or for it, and are deemed sold as above, the Royalty shall be paid within THIRTY days after the calendar quarter during which the further processing occurs. Each such payment shall be accompanied by an itemized statement setting forth all facts and figures weights, analyses and values of all ores, concentrates, Subject Minerals, and metals produced from the Property during the period for which payment is made in order to verify the accuracy of the

amount of the payment. Notwithstanding anything to the contrary in this Agreement, Grantee shall not be in default for failing to make any payment to PPR in timely fashion if PPR fails or refuse to give Grantee written notice designating a bank account or person to be the payee named on each and every check to be either wired or sent to PPR.

All statements provided to PPR by Grantee shall be conclusively presumed to be true and correct after SIXTY days from the end of the period to which such statement applies unless within the SIXTY day period PPR submits to Grantee a written exception and claims that Grantee makes adjustment. Failure on the part of PPR to make a claim against Grantee for an adjustment in the subject period shall establish the correctness and preclude the filing of later exceptions or making any claims for adjustment regarding the statement. No adjustments favourable to Grantee shall be made unless they are made within the prescribed SIXTY day period or unless in connection with a claim made by PPR.

g. Audit. As stated in the immediately preceding paragraph above, PPR shall have a period of SIXTY days after PPR's receipt of each statement to give Grantee notice of any objection. If PPR fails to object to a particular statement within SIXTY days after PPR's receipt thereof then, subject only to the provisions in Paragraph 4.h. (**"Adjustments"**) of this Agreement, the accuracy of such statement and the amount of any payment transmitted therewith shall be conclusive with respect to PPR. If PPR objects to the accuracy of a particular statement or the amount of the payment transmitted thereby within SIXTY days after the statement is received by PPR, a certified public accountant mutually acceptable to the parties and retained by PPR may promptly audit Grantee's relevant books and records at an office selected by Grantee and during Grantee's normal business hours. Any such audit shall be made at the sole expense of PPR if the audit determines that the payment in question was accurate to within three percent (3%). Any such audit shall be made at the sole expense of Grantee if the audit determines that the payment in question was inaccurate by more than three percent (3%). In any case, the payment in question shall be adjusted to reflect the results of the audit.

h. Adjustments. The amounts of any charges, costs or expenses or any adjustments which are actually made and given to Grantee by a purchaser, shipper, processor or other creditor that were not taken into account in a statement to PPR which accompanied a preceding Production Royalty payment shall be taken into account in determining the amount of the next Production Royalty payment, but no such charges or adjustments shall otherwise affect the conclusiveness of preceding statements or payments.

5. In the event Grantee intends to abandon the Property or any portion thereof, it shall first give to PPR SIXTY days advance written notice of such intention and in such written notice shall offer to convey the Property to PPR by quitclaim deed at no cost to PPR. Provided, however, that if Grantee's notice of abandonment is delivered to PPR within sixty days of the obligation to perform annual assessment work or make the payment of the annual maintenance

fees, Grantee shall be obligated to perform the annual assessment work or pay the annual maintenance fees required to keep the unpatented claims comprising the Property in good standing for the next assessment year. During the SIXTY day period beginning on the date of PPR 's receipt of notice, PPR will have the right, but not the obligation, to accept the offer of reconveyance. PPR will indicate its acceptance by giving written notice thereof to Grantee. If PPR exercises its right to accept the reconveyance of the Property, Grantee will promptly execute and deliver to PPR a deed conveying to PPR all of Grantee's right, title, estate and interest in the Property, with a warranty that the Property is free and clear of any lien or encumbrance created by Grantee or arising from Grantee's activities on the Property. If PPR fails to give notice of its acceptance of the offer of reconveyance within the SIXTY day period described above, Grantee shall have no obligation to convey the Property to PPR. Together with Grantee's notice of abandonment of the Property or a portion thereof, Grantee shall furnish to PPR a copy of all drilling logs, sample and drill-hole locations, maps, and other noninterpretive factual data which Grantee has developed in connection with exploration and development of the Property to be abandoned.

IN WITNESS WHEREOF, the Parties have caused the signatures of their authorized representatives to be set forth below:

Hyde Park Uranium Inc.

____

By: ____________________________
Name: __________________________
Title: __________________________

STATE OF ______________________)
) ss.
COUNTY OF _____________________)

The foregoing instrument was acknowledged before me this ____ day of ____________, 2007, by ____ .

Witness my hand and official seal.
My commission expires __________
___________________________.

____
Notary Public

Pikes Peak Resources Inc.

____

By: Mark Orsmond
Name: __________________________
Title: President.
~~STATE~~ Province OF British Columbia)
) ss.
~~COUNTY~~ City OF Vancouver)

The foregoing instrument was acknowledged before me this 30th day of October, 2007, by Mark Orsmond .

Witness my hand and official seal.
My commission ~~expires~~ does not expire.

____
Notary Public

...RELL W. PODOWSKI
Barristers & Solicitors
... - 1075 West Georgia Street
...ncouver, B.C. V6E 3G2
604-631-3229

IN WITNESS WHEREOF, the Parties have caused the signatures of their authorized representatives to be set forth below:

Hyde Park Uranium Inc.

____
By: _____________________
Name: C.R. RELPH.
Title: PRESIDENT

~~STATE~~ Province OF British Columbia.)
) ss.
~~COUNTY~~ City OF Vancouver)

The foregoing instrument was acknowledged before me this 30Th day of October, 2007, by C. Robin Relph.

Witness my hand and official seal.
My commission ~~expires~~ does not expire.

____
Notary Public

ROBERT L. GALLETTI
Barrister and Solicitor
1820-925 West Georgia Street
Vancouver, BC V6C 3L2
Tel: 604 632 1700 Fax: 604 632 1730

Pikes Peak Resources Inc.

____
By: _____________________
Name: _____________________
Title: _____________________
STATE OF _____________________)
) ss.
COUNTY OF _____________________)

The foregoing instrument was acknowledged before me this ____ day of ____________, 2007, by _____________________.

Witness my hand and official seal.
My commission expires __________
_____________________.

____
Notary Public

EXHIBIT A

To that
Quitclaim Deed and Royalty Agreement between
Pikes Peak Resources Inc.
and
Hyde Park Uranium Inc.

PROPERTY

Teller County, Colorado, Unpatented Mining Claims

Name of Claim		Reception No.	Twp/Rg/Sec.	BLM Serial No.
1.	MC# 1	587903	15S 71W 25	CMC 256345
2.	MC # 2	587904	" "	CMC 256346
3.	MC # 3	587905	" "	CMC 256347
4.	MC # 4	587906	" "	CMC 256348
5.	MC # 5	587907	" "	CMC 256349
6.	MC # 6	587908	" "	CMC 256350
7.	MC # 6A	591475	" "	CMC 259049
8.	MC # 7	589633	" "	CMC 256709
9.	MC # 8	604369	15S 71W 31	CMC 264950
10.	MC # 9	604370	" "	CMC 264951
11.	MC # 10	604371	" "	CMC 258682
12.	MC # 11	604372	" "	CMC 258683
13.	MC # 12	604373	" "	CMC 258684
14.	MC # 13	604374	" "	CMC 264955
15.	MC # 14	604375	" "	CMC 264956
16.	MC # 15	604376	" "	CMC 264957
17.	MC # 16	604377	" "	CMC 264958
18.	MC # 17	604378	" "	CMC 264959
19.	MC # 18	604379	" "	CMC 264960
20.	MC # 19	604380	15S 71W 30	CMC 264961
21.	MC # 20	604381	" "	CMC 264962
22.	MC # 21	604382	" "	CMC 264963
23.	MC # 22	604383	" "	CMC 264964
24.	MC # 23	604384	" "	CMC 264965
25.	MC # 24	604385	" "	CMC 264966
26.	MC # 25	604386	" "	CMC 264967
27.	MC # 26	604387	" "	CMC 264968
28.	MC # 27	604388	" "	CMC 264969
29.	MC # 28	604389	" "	CMC 264970